CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors
Covenant Transport, Inc.


We consent to the incorporation by reference in the registration statement of Covenant Transport, Inc. on Form S-8 (File No. 33-88686) of our report dated January 31, 1998, on our audits of the consolidated financial statements of Covenant Transport, Inc. and subsidiaries as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.




                                             COOPERS & LYBRAND L.L.P.


Knoxville, Tennessee
March     , 1998



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